UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, the Company and Thomas Herring, our Senior Vice President and Chief Operating Officer, mutually agreed that Mr. Herring’s employment with the Company will cease effective as of April 30, 2014. The functions previously reporting to Mr. Herring have been redistributed to other members of AV’s executive management team.

The terms and conditions of his departure from the Company are contained in a letter agreement with Mr. Herring dated April 29, 2014. Pursuant to the letter agreement, we agreed to pay Mr. Herring $215,000, less applicable tax and other withholdings. In addition, the Company agreed to enter into a consulting agreement with Mr. Herring on terms acceptable to the Company, for a six-month period beginning on May 1, 2014, with a monthly retainer of $1,000.

Mr. Herring ceases to be eligible to participate in any bonus, incentive compensation, retirement or other compensation or benefit plans as of April 30, 2014, but retains all vested benefits. He also reaffirmed his existing confidentiality obligations and further agreed to customary provisions relating to non-disparagement, cooperation and the release of certain claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: May 2, 2014	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President General Counsel and Corporate Secretary